UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Pacer International, Inc. (the "Company") announced today that its Chairman and Chief Executive Officer, Donald C. Orris, will retire as Chief Executive Officer within the next 12 months upon the Board's appointment of his successor. The Company's Board is presently considering and will name a successor.

ITEM 8.01. Other Events.

The Company also announced that Donald C. Orris intends to establish a pre-arranged trading plan to sell up to 660,000 shares of Pacer common stock, which amount includes shares he has a right to acquire upon exercise of outstanding options previously granted to Mr. Orris. The trading plan was adopted in accordance with guidelines specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934 during an open trading window under Pacer's securities trading policy and is expected to extend by its terms through October 30, 2007, with sales made from time to time at the sole discretion of an independent broker, subject to a minimum share price specified in the plan.

Reference is made to the press release furnished as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of Pacer International, Inc., dated October 26, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: October 26, 2006 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

99.1 Press Release of Pacer International, Inc., dated October 26, 2006.